       1                                                   Exhibit 10(g)

                      MCDONNELL DOUGLAS CORPORATION

            1995 Compensation Plan For Nonemployee Directors

1.     Purpose.

     The purpose of the McDonnell Douglas Corporation 1995 Compensation Plan for Nonemployee Directors (the "Plan") is to promote the interests of the Company and its shareholders by basing a substantial part of the compensation of nonemployee members of the Board of Directors of the Company on the performance of the Company's capital stock and thereby reinforcing the mutuality of interest between such directors and the Company's shareholders.

2.     Definitions.

     When used herein, the following terms shall have the following meanings:

     (a) "Administrator" means the officer or employee of the Company designated by the Committee from time to time to administer the provisions of this Plan, or, in the absence of any such designation, the Committee.

     (b) "Annual Board Retainer Units" means the number of Units calculated by dividing the dollar amount of annual board retainer compensation established annually by the Board by the average Fair Market Value during the 10 business day period beginning on the third business day after the Company's annual earnings press release in January.

     (c)  "Board" means the Board of Directors of the Company.

     (d)  "Committee" means the Nominating Committee of the Company.

     (e) "Common Stock" means the common stock, $1.00 par value per share, of the Company.

     (f)  "Company" means McDonnell Douglas Corporation.

     (g)  "Effective Date" means April 1, 1995.

     (h) "Fair Market Value" means the closing price of a Share on the New York Stock Exchange on a given date or, in the absence of sales on a given date, the closing price on the New York Stock Exchange on the last day on which a sale occurred prior to such date.

     (i) "Meeting and Committee Fees" means such committee retainers and Board and committee attendance fees for Board and committee meetings to which a Participant shall be entitled by virtue of his or her service as a Director of the Company.

     (j)  "Notice of Election" has the meaning set forth in Section 6(a).

     (k) "Participant" means any member of the Board who is eligible to participate in this Plan pursuant to Section 4.



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     (l)  "Prime Rate" means the prime rate as published in The Wall
Street Journal on a given date or, in the absence of a published rate on such date, the prime rate so published on the preceding business day or, in the absence of published rate on such date, the prime rate as conclusively determined by the Committee, in its discretion.

     (m)  "Share" means a share of Common Stock.

     (n) "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the corporations in such chain.

     (o) "Units" means a unit, payable only in cash, designated in the accounting records of the Company as equivalent to one Share.

     (p) "Valuation Date" means the date of a Participant's death, or termination of service as a Director of the Company.

3.     Administration.

     The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent. The Committee may from time to time delegate the responsibility for administering the Plan to an officer or employee of the Company. Subject to the provisions of the Plan, the Committee shall have full power and authority to: (i) establish from time to time any guidelines deemed necessary or appropriate for the administration or interpretation of the Plan, construe and interpret the Plan, and make all determinations and take all other actions considered necessary or advisable for the administration of the Plan; (ii) cause records to be established relating to operation of the Plan; and (iii) cause the giving of appropriate instructions to the Company regarding payments to Participants. All decisions, actions and interpretations of the Committee shall be final, conclusive and binding upon all parties, including the successors and assigns of the Company.

4.     Eligibility.

     Each Director of the Company who is not also an employee of the Company or any Subsidiary shall have the right to participate in this Plan, even if such Director is a member of the Committee.











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5.     Retainer and Meeting and Committee Fees.

          (a) Board Retainer Fees. The Company shall establish a bookkeeping account for each Participant and shall credit to such account: (i) in the case of a Participant who serves as a Director of the Company during an entire fiscal quarter, one-fourth of the Annual Board Retainer Units, effective as of the last day of such fiscal quarter; (ii) in the case of a Participant who ceases to serve as a Director of the Company during a fiscal quarter, a pro rata portion of one-fourth of the Annual Board Retainer Units based on the number of days of service during such quarter, effective as of the date of termination of service during such quarter; and (iii) in the case of a Participant who commences service as a Director of the Company during a fiscal quarter, a pro rata portion of one-fourth of the Annual Board Retainer Units based on the number of days of service during such quarter, effective as of the last day of such fiscal quarter.

          (b) Meeting and Committee Fees. Each Participant shall have the right to continue to receive Meeting and Committee Fees in cash, as provided from time to time by the Board, or, alternatively, to elect to defer the payment of all or any portion of the Meeting and Committee Fees to which such Director would otherwise be entitled, through the conversion of such Meeting and Committee Fees into Units. The Company shall credit to the Participant's account a number of full and fractional Units equal to the number of full and fractional Shares which could be purchased with such deferred Meeting and Committee Fees based on the Fair Market Value on the date such Fees would have been paid had there been no deferral.

          (c) Cash Dividends. The account of each Participant shall be credited with additional full and fractional Units equal in value to dividends which he or she would have received if such Participant had been the owner of a number of Shares equal to the number of Units in his or her account on the dividend record date. The price per share for converting dividends into such additional Units shall be the Fair Market Value as of the payment dates for such dividends. No such dividend credits shall be made on or after the applicable Valuation Date. No Participant shall be deemed to be the owner of any Shares pursuant to this Plan.

          (d) Adjustments. In the event there is any change in the outstanding Shares of the Company by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or any similar transaction, the Unit account of a Participant shall be appropriately adjusted to reflect such action if such action consists of distribution of Company stock. If such action consists of any other distribution, the value of such distribution shall be converted to Units on the date of such distribution, as conclusively determined by the Committee, in its discretion.








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6.     Election.

          (a)  Notice of Election.  Each Participant who wishes either
(x) to defer the payment of Meeting and Committee Fees through the conversion of such Fees into Units, or (y) to elect an optional installment method of payment, shall execute and deliver to the Administrator a "Notice of Election" in form reasonably acceptable to the Administrator. Such Notice shall provide, as applicable, (i) the percentage or amount of Meeting and Committee Fees, if any, to be deferred, (ii) the date such deferral is to commence, (iii) the manner of distribution, (iv) the beneficiary designations of the Participant, if any, and (v) such other matters as the Administrator shall reasonably specify. An election to defer payment of Meeting and Committee Fees shall be applicable only to Units or Meeting and Committee Fees earned by reason of services rendered in the calendar year beginning after the date of such Notice; provided, that an election in 1995 shall be applicable to any such Fees earned subsequent to the date of such election. An election for an optional installment method of payment must be made at least one year prior to the date of the payment to which the election relates.

          (b) Modification of Election. An election to defer Meeting and Committee Fees shall continue in effect until modified by a subsequent "Notice of Election," provided, however, that (i) every election to defer Meeting and Committee Fees shall be irrevocable as to Units earned prior to the date of modification and (ii) such election to defer may not be revoked and may not be changed more frequently than once per calendar year and then only to cease future deferrals or to change the level of future deferrals. Every election for an optional installment method shall be made not later than one year prior to the date Units become payable to the Participant pursuant to Section 7. Any such modification shall be made in writing to the Administrator and shall be effective upon the date stated therein.

7.     Payment of Deferred Fees.

          (a) Lump Sum Payment. No Units shall be payable to a Participant until his or her death, or termination as a Director. Subject to Section 9 below, upon the earlier of these events, all such Units, together with any dividend accruals thereon, as hereafter provided, shall be payable in a single cash lump sum amount (with Units converted into cash equal to the Fair Market Value on the Valuation Date multiplied by the number of Units then being paid) to such Participant, or his or her beneficiary or estate, within thirty (30) days from the Valuation Date, unless the Participant shall have designated an optional installment payment in the Notice of Election (as provided in Paragraph
(b) below), in which event the first such installment shall be paid within thirty (30) days of such date.










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          (b)  Installment Payments. Installment payments will be made in approximately equal periodic installments over the period specified in the Notice of Election, which shall not exceed ten (10) years; provided, however, that no such installment method of distribution may be elected which will result in any regular installment being less than $500. In the event a Participant shall elect such installment method of distribution, interest will be credited on the undistributed sums, compounded and adjusted quarterly at the Prime Rate in effect on the last day of each fiscal quarter. Such interest shall accrue from the Valuation Date.

8.     Designation of Beneficiary.

          Each Participant may designate one or more beneficiaries to receive all sums due to such Participant hereunder upon his or her death. Such beneficiary designation may be revoked or amended by such Participant, from time to time, by appropriate notice in writing delivered to the Administrator. In the absence of any beneficiary designation or in the event that the designated beneficiaries shall not be living at the time of death of the Participant, the account value on the date of death of the Participant shall be payable and delivered to the estate of such deceased Participant.

9.     Death or Incapacity of Participant.

          (a) Death. Upon the death of a Participant while serving as a Director, a cash lump sum equal to the Fair Market Value on the date of death multiplied by the number of Units credited to his or her account on such date, plus any Units then due to the Director pursuant to Section 5 hereto, shall be paid to his or her designated beneficiary or estate, as provided herein. Upon the death of a Director who had previously terminated as a Director and had elected an installment method of distribution, all sums remaining undistributed shall be paid in one lump sum cash amount to his or her designated beneficiary or estate within 30 days of the date of death.

          (b) Incapacity. In the event that any person to whom Units are distributable under the terms of this Plan shall be unable to properly manage his or her own affairs by reason of incapacity, all amounts payable hereunder may be paid (at the time otherwise payable) to a duly appointed personal representative, conservator or guardian or to any person, firm or a corporation furnishing or providing support and maintenance to such distributee. The Company and its officers and employees shall be fully and completely exonerated from all liability to any distributee upon making payment in accordance with the terms of this paragraph.












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10.     Amendment and Termination.

          The Committee may at any time amend or terminate this Plan with respect to Units or Meeting and Committee Fees to be earned on or after the date of amendment or termination. No action of the Committee may permit anyone other than the Participants eligible under Section 4 to participate in the Plan or to withdraw the administration of the Plan from the Committee or the Administrator who has been designated by the Committee to administer the Plan.

          The Committee also reserves the exclusive right to terminate this Plan with respect to any individual Participant. If the Plan is terminated in whole or part, all amounts payable will be promptly distributed to the affected Participant in a lump sum cash amount, with interest or dividend equivalent accruals earned to date.

11.     Miscellaneous.

          (a) Inalienability. No right or payment under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be null and void. No right or payment hereunder shall be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If any Participant or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or payment hereunder, then such right or payment shall, in the discretion of the Committee, terminate. In such a case, the Company may hold or apply the same or any part thereof for the benefit of the Participant or beneficiary, his or her spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee shall determine, and its decision shall be final, conclusive and binding upon all persons involved.

          (b) Funding. This Plan is unfunded. Amounts due under this Plan at any time and from time to time shall be paid from the general funds of the Company. The Company shall be under no obligation to set aside funds to provide for amounts payable under this Plan. To the extent any person acquires a right to benefits payable hereunder, such right shall be no greater than that of an unsecured general creditor of the Company. Nothing contained in this Plan and no action taken pursuant hereto shall create or be construed to create a trust of any kind or fiduciary relationship between the Company or a Subsidiary and any Participant or beneficiary of any other person.

          (c) No Retention Rights. Nothing in this Plan shall give any Participant the right to be retained as a director of the Company or any Subsidiary, nor shall any provision of this Plan require any Participant to continue as a director of the Company or any Subsidiary or in any other capacity.








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          (d)  Nature of Payments.  The payments provided for herein are in addition to any payments to which a Participant may become entitled under any other benefit plan of the Company or any Subsidiary now in effect or as hereafter amended, and unless otherwise agreed to by the Participant, shall be in addition to any payments pursuant to any plans which may supersede any of such present plans, or any other benefit plan under which the Participant is entitled to benefits.

          (e) Duties of Participants. Nothing in this Plan is intended to subject any Participant to a higher standard of accountability to the Company or any Subsidiary than the standard of accountability to which any other director of such company is subject.

          (f) Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of Missouri.

          (g) Section 16. This Plan is intended to comply with the exemption contained in Rule 16a-1(c)(3), as amended from time to time and any successor provision thereto, under the Securities Exchange Act of 1934, as amended. Any provision of this Plan that is determined to conflict with such Rule so as to render Units or interests in this Plan "derivative securities" within the meaning of Rule 16a-1(c)(3), as amended from time to time or any successor provision thereto, shall be null and void.

          (h) Separability. In case any provision in this Plan shall be invalid, illegal or unenforceable, the validity, legality or unenforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (i) Construction. The Section and Paragraph headings are for convenience only and shall not affect the construction hereof.